                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            CHECKPOINT SYSTEMS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:


       ----------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

   (5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ___________________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    (3) Filing Party:

    ___________________________________________________________________________
    (4) Date Filed:

    ___________________________________________________________________________

                            CHECKPOINT SYSTEMS, INC.

                                 PROXY STATEMENT


                                [GRAPHIC OMITTED]









                          2001 NOTICE OF ANNUAL MEETING

[GRAPHIC OMITTED]                             CHECKPOINT SYSTEMS, INC.
                                              101 Wolf Drive
                                              P.O. Box 188
                                              Thorofare, NJ 08086



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



The Annual Meeting of Shareholders of Checkpoint Systems, Inc. will be held on Thursday, May 3, 2001, at 10:00 a.m., at The Loews Philadelphia, 1200 Market Street, Philadelphia, Pennsylvania for the following purposes:

     1. To elect two directors for a three-year term; and

     2. To amend the Company's existing Employee Stock Purchase Plan to extend the duration of the Plan to December 31, 2005.

     3. To transact such other business as may properly come before the Meeting.

A complete list of Shareholders will be available at the Company's corporate offices noted above, prior to the meeting. Shareholders owning Company shares at the close of business on March 22, 2001 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournments that may take place.

You are cordially invited to attend the Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date and return the enclosed proxy card promptly.

This Proxy Statement, proxy card and Checkpoint's 2000 Annual Report are being mailed to shareholders on or about April 3, 2001.


                       By Order of the Board of Directors





                                 NEIL D. AUSTIN
                         VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                  APRIL 3, 2001

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
1.    Q:    ON WHAT AM I VOTING?
      A:    You are being asked to vote on the election of two directors (R.
            Keith Elliott and William P. Lyons, Jr.).

            You are also being asked to vote to approve an amendment of the
            Company's Employee Stock Purchase Plan to extend the duration of the Plan to December 31, 2005.
--------------------------------------------------------------------------------
2.    Q.    WHO IS ENTITLED TO VOTE?
      A.    Shareholders as of the close of business on March 22, 2001 (the
            Record Date) are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------
3.    Q.    WHO CAN ATTEND THE ANNUAL MEETING?
      A.    All Shareholders, as of the Record Date on March 22, 2001 can
            attend.
--------------------------------------------------------------------------------
4.    Q.    HOW DO I VOTE?
      A.    You May Vote By Mail.
            You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope.
            If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

            You May Vote in Person at the Meeting.
            Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the meeting, in order to vote at the Meeting.

            You May Vote by Telephone.
            Shareholders may vote by telephone. To do this follow the instructions entitled "Vote by Telephone" that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

            You May Vote on the Internet.
            Shareholders may vote on the Internet. To do this follow the instructions entitled "Vote by Internet" that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.
--------------------------------------------------------------------------------
5.    Q.    CAN I CHANGE MY VOTE?
      A.    You can revoke your proxy and change your vote at any time before the polls close at the meeting. To do this:
            o Sign another proxy with a later date; or
            o Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or
            o Notify the Secretary of Checkpoint in writing and vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.
            However, once the voting on a particular matter is completed at the
            Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6.    Q.    WHAT CONSTITUTES A QUORUM?
      A.    A quorum is present at the meeting when shareholders of record owning a majority of the outstanding shares are present.
            Shareholders may be present at the meeting in person or represented by proxy. As of the Record Date, March 22, 2001, 30,324,540 shares of common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held.
            Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

            There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority ("broker non-votes"), the shares will still be counted as present for quorum purposes.

            The affirmative vote of a majority of the votes which all shareholders present are entitled to cast is required to approve any proposal. For voting purposes, only shares voted FOR the adoption of a proposal or the election of directors will be counted as voting in favor in determining whether a proposal is approved or a director is elected. As a consequence abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.

--------------------------------------------------------------------------------
7.    Q.    WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
      A.    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

            Under the New York Stock Exchange Rules, brokerage firms have authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors.

            If you do not vote your proxy, your brokerage firm may either:
            o Vote your shares on routine matters, or
            o Leave your shares unvoted.

            When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters.

            You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.
--------------------------------------------------------------------------------
8.    Q.    WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
      A.    This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms.
            Please sign and return all proxy cards to ensure that all your shares are voted.
--------------------------------------------------------------------------------
9.    Q.    WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?
      A.    In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of
            Shareholders, proposals must be submitted in writing and received by the Company no later than December 7, 2001.
--------------------------------------------------------------------------------
10.   Q.    WHO ARE THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS?
      A.    PricewaterhouseCoopers LLP, the Company's independent certified public accountants for the fiscal year 2000, have been selected to continue for the fiscal year 2001. A representative of
            PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.
--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED ON


1. ELECTION OF DIRECTORS

   Nominees for re-election this year are:

     o R. Keith Elliott

     o William P. Lyons, Jr.

   Each has consented to serve a three-year term.

   THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

   UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE
   PLAN

   At a meeting held on December 28, 2000, the Board of Directors approved a proposal to amend Company's Employee Stock Purchase Plan, to extend the termination date of the Plan to December 31, 2005, subject to the approval of the Company's shareholders.

   THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

   UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

3. OTHER BUSINESS

   The Board knows of no other business for consideration at the meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

                                    GENERAL

This Proxy Statement is furnished by Checkpoint and the proxy card enclosed is being solicited by the Board of Directors of Checkpoint for use at the 2001 Annual Meeting of Shareholders.

                            THE BOARD OF DIRECTORS


At the Meeting, the Shareholders will elect two Class I directors to hold office until the 2004 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class I directors, Roger D. Blackwell, R. Keith Elliott and William P. Lyons, Jr. will expire at the meeting.

The Board of Directors has nominated R. Keith Elliott and William P. Lyons, Jr. for election at the Meeting as the Company's Class I directors. Mr. Blackwell has advised the Board that he will not stand for re-election. Messrs. Elliott and Lyons have indicated their willingness to continue to serve as directors. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. Unless contrary instructions are given, the shares represented by your returned executed proxy will be voted "FOR" the election of Messrs. Elliott and Lyons. The Board of Directors recommends a vote "FOR" the election of these nominees.

The nominees for election as the Class I directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:

RICHARD J. CENSITS
Director Since 1985
Term Expires 2002
Age 63

Mr. Censits is currently a business consultant. Mr. Censits was Chief Executive Officer and a member of the Board of Directors of MedQuist, Inc. (formerly Summit Health Group, Inc.) from 1987 until June 2000, and Chairman from 1992 to 1995. Mr. Censits was a director of EnergyNorth, Inc. from 1993 until February 1998, DiMark, Inc. from 1993 until 1995, and was a Trustee of the University of Pennsylvania from 1989 to 1999.

DAVID W. CLARK, JR.
Director Since 1982
Term Expires 2002
Age 63

Mr. Clark has been Chairman of the Board since February 1999. Mr. Clark has been a managing director of Pryor & Clark, a company engaged in investments, since June 1992. Mr. Clark is a director of Corcap, CompuDyne Corporation and SS&C Technologies, Inc.

R. KEITH ELLIOTT
Director Since 2000
Term Expires 2001
Age 59

Mr. Elliott, 59, is the retired chairman and chief executive officer of Hercules, Inc. He had been elected chairman and chief executive officer of Hercules, Inc. in 1997. From 1991 to April 2000, he served Hercules, Inc. as Senior Vice President and Chief Financial Officer; Executive Vice President and Chief Financial Officer; President and Chief Operating Officer; President and Chief Executive Officer; and Chairman of the Board of Directors.

Mr. Elliott is a member of the Board of Directors of Sithe Energies Company, Wilmington Trust Company, Computer Task Group and the Institute for Defense Analyses. He also serves as a member of the National Advisory Board for the University of South Carolina.

ALAN R. HIRSIG
Director Since 1998
Term Expires 2003
Age 61

Mr. Hirsig is currently a business consultant. Mr. Hirsig was Chief Executive Officer of ARCO Chemical Company. He had been President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. Mr. Hirsig is a member of the Board of Directors of Hercules, Inc., Celanese A.G., and Philadelphia Suburban Corporation. He is also a member of the Boards of the Curtis Institute of Music, Bryn Mawr College, YMCA of Philadelphia and Vicinity and Rosenbach Museum and Library.

WILLIAM P. LYONS, JR.
Director Since 1998
Term Expires 2001
Age 60

Mr. Lyons is a founding Managing Partner of Madison Partners, LLC, an investment firm. From 1995 to February 1998, Mr. Lyons was Chairman of the Board of Holmes Protection Group, Inc. an electronic security systems and monitoring company. Since 1993, Mr. Lyons has served as Chairman of the Board of JVL Corp., now an investment firm, but formerly a generic pharmaceutical manufacturer.

                         BOARD AND COMMITTEE MEETINGS

The Board held 4 regular and 4 special meetings in 2000. Each director attended at least 75% of all Board and applicable committee meetings during 2000, except for Dr. Blackwell who attended all of the regularly scheduled Board Meetings. The following table describes the Board's committees:



    Name of Committee                                                         Number of
       and Members                   Functions of the Committee            Meetings in 2000
-------------------------------------------------------------------------------------------
 AUDIT                     Monitors the financial reporting policies              2
 Richard J. Censits*       and process; the system of internal
 David W. Clark, Jr.       controls; the audit process and makes
 Roger D. Blackwell        recommendations for the selection of the
                           Company's independent certified public
                           accountants.
-------------------------------------------------------------------------------------------
 EXECUTIVE                 Considers various matters as delegated           Various Times
 Richard J. Censits        by the full Board from time to time               During the
 David W. Clark, Jr.       including strategic financing alternatives,          Year
 William P. Lyons, Jr.*    acquisitions and long range goals and
                           planning of the Company.
-------------------------------------------------------------------------------------------
 STOCK OPTION              Acts at various times during the year to         Various Times
 AND COMPENSATION          approve salaries and benefits and                 During the
 Roger D. Blackwell        compensation arrangements for the                    Year
 Alan R. Hirsig*           Company's officers and to grant stock
                           options.
-------------------------------------------------------------------------------------------

*Chairperson for 2000.


                              Board Compensation

 ------------------------------------------------------------
 Type of Compensation                       Amount of Payment
 ------------------------------------------------------------
 Annual Retainer - Board Members               $25,000
 ------------------------------------------------------------
 Annual Retainer - Chairman of the Board       $50,000
 ------------------------------------------------------------
 Annual Retainer - Committee Chairpersons      $ 5,000
 ------------------------------------------------------------
 Board Attendance Fee (per meeting)            $ 1,000
 ------------------------------------------------------------
 Special Board Meetings                        $ 1,000
 ------------------------------------------------------------
 Telephonic Board Meetings                     $   750
 ------------------------------------------------------------
 Executive Committee Meetings (per meeting)    $ 2,500
 ------------------------------------------------------------
 All Other Committee Meetings                  $ 1,000
 ------------------------------------------------------------
Non-Employee directors receive reimbursement of out-of-pocket expenses for attending Board and committee meetings.

        OPTION AWARDS TO NON-EMPLOYEE DIRECTORS AND OTHER COMPENSATION

Non-employee directors are entitled to receive non-incentive stock options to purchase Checkpoint common stock under the Stock Option Plan (1992), but no director may be awarded Options for an aggregate of more than 10% of the Option or Options under the Stock Option Plan. Effective with the 1997 Shareholders' Meeting each non-employee director is to receive, upon his initial election as a director, and upon his subsequent re-election as a director, non-incentive stock options for 10,000 shares.

In February 1999 the Board of Directors expanded the role of the Executive Committee (Messrs. Censits, Clark and Lyons) to include direct participation with the CEO in the pursuit of strategic alternatives to enhance shareholder value. This activity resulted among other things in the acquisition of Meto AG. As compensation for this expanded responsibility, the Board approved (with members of the Executive Committee abstaining) a one-time payment of $150,000 to each Executive Committee member, with $100,000 paid in 1999, and the balance was paid in 2000.

In May 2000, the Board implemented a Deferred Compensation Plan. Non-Employee Directors may defer all or a portion of their cash compensation to a deferred compensation account. Non-employee directors may elect to: 1) receive cash for all services; 2) defer a percentage of cash compensation with the deferral amount invested in a selected stock fund with distribution at retirement; 3) receive Company shares in lieu of cash; or 4) defer a percentage of cash compensation and receive 125% value in phantom Company shares, valued as of the date the compensation was due, with actual shares distributed upon retirement. Since the inception of the Plan, more than 70% of the compensation due non-employee directors has been deferred and converted into phantom shares under the Plan.

                            PRINCIPAL SHAREHOLDERS


Owners of More Than 5%

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 6, 2001. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

--------------------------------------------------------------------------------
         Name and Address of            Amount and Nature of      Percent of
          Beneficial Owner              Beneficial Ownership    Common Stock(1)
--------------------------------------------------------------------------------

 Westport Asset Management, Inc. (1)          2,260,100               8%
 253 Riverside Avenue
 Westport, Connecticut 06880
--------------------------------------------------------------------------------
 Merrill Lynch, & Co., Inc. (1)               2,043,769            6.75%
 250 Vesey Street
 World Financial Center N.Tower
 New York, NY 10381
--------------------------------------------------------------------------------
 Dimensional Fund Advisors, Inc. (1)          1,974,500            6.54%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401
--------------------------------------------------------------------------------

(1) As reported on Schedules 13G filed with the Securities and Exchange Commission ("SEC") on: (i) February 12, 2001 in the case of Westport Asset Management, Inc.; (ii) February 5, 2001 in the case of Merrill Lynch & Co., Inc.; and (iii) February 2, 2001 in the case of Dimensional Fund Advisors, Inc.

                       SECURITY OWNERSHIP OF MANAGEMENT

This table shows the number of shares of Checkpoint Common Stock owned by each director, the Company's Chief Executive Officer and the four other most highly compensated executive officers and other executive officers as of March 6, 2001. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

  ---------------------------------------------------------------------
    Name and Address of         Amount and Nature of        Percent of
     Beneficial Owner         Beneficial Ownership (1)     Common Stock
  ---------------------------------------------------------------------
  Roger D. Blackwell                  63,356 (2)                .37%
  ---------------------------------------------------------------------
  Richard J. Censits                  35,000 (3)                .01%
  ---------------------------------------------------------------------
  David W. Clark, Jr.                149,306 (4)                .48%
  ---------------------------------------------------------------------
  R. Keith Elliott                    13,000 (5)                .004%
  ---------------------------------------------------------------------
  Alan R. Hirsig                      35,000 (6)                .01%
  ---------------------------------------------------------------------
  William P. Lyons, Jr.               83,200 (7)                .27%
  ---------------------------------------------------------------------
  Kevin P. Dowd                      695,509 (8)               2.29%
  ---------------------------------------------------------------------
  William J. Reilly, Jr.             312,475 (9)               1.03%
  ---------------------------------------------------------------------
  Michael E. Smith                   288,412 (10)               .95%
  ---------------------------------------------------------------------
  Neil D. Austin                     132,994 (11)               .43%
  ---------------------------------------------------------------------
  W. Craig Burns                      63,966 (12)               .21%
  ---------------------------------------------------------------------
  All Directors and                1,923,268 (13)              6.34%
  Officers as a Group
  (12 persons)
  ---------------------------------------------------------------------

 (1) Unissued shares subject to options exercisable within 60 days of March 6, 2001 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.
 (2) Includes 63,356 Options and 200 shares purchased on behalf of Dr. Blackwell as sole trustee under the Roger D. Blackwell Pension Plan.
 (3) Includes 10,000 Options.
 (4) Includes 79,356 Options.
 (5) Includes 10,000 Options.
 (6) Includes 20,000 Options.
 (7) Includes 10,000 Options and 40,000 shares purchased by JVL Corporation, a corporation that is wholly owned by Mr. Lyons, and 18,000 shares purchased on behalf of Mr. Lyons under an IRA account.
 (8) Includes 606,667 Options and 88,842 shares owned by Mr. Dowd, 6,842 shares of which are held by the custodian of the Company's Employees' Stock Purchase Plan ("ESPP"). Mr. Dowd retired on March 15, 2001.
 (9) Includes 296,667 Options and 15,808 shares owned by Mr. Reilly, 6,408 shares of which are held by the custodian of the ESPP.
(10) Includes 276,667 Options and 11,745 shares owned by Mr. Smith, 6,745 shares of which are held by the custodian of the ESPP.
(11) Includes 130,001 Options and 2,993 shares that are held by the custodian of the ESPP.
(12) Includes 59,168 Options and 4,798 shares owned by Mr. Burns of which 2,048 shares of which are held by the custodian of the ESPP.
(13) See footnotes 1-12 above. Total shown includes 25,036 shares held by the custodian of the ESPP.

                            EXECUTIVE COMPENSATION

Cash, Bonus and Deferred Compensation

This table shows for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the named executive officers as required under the rules of the SEC.

                          Summary Compensation Table


  ---------------------------------------------------------------------------------
                                                 Annual                 Long Term
                                              Compensation            Compensation
  ---------------------------------------------------------------------------------
                                                 Salary     Bonus     Stock Options
    Name and Principal Position        Year     ($) (1)      ($)           (2)
  ---------------------------------------------------------------------------------
  Kevin P. Dowd                       2000      553,822       0                 0
  President, Chief Executive          1999      454,126       0           120,000
  Officer and Director                1998      427,341       0           100,000
  ---------------------------------------------------------------------------------
  William J. Reilly, Jr.              2000      332,040                         0
  Executive Vice President            1999      280,351       0            50,000
                                      1998      260,230       0            75,000
  ---------------------------------------------------------------------------------
  Michael E. Smith                    2000      320,366       0                 0
  Executive Vice President            1999      270,860       0            50,000
                                      1998      239,793       0            75,000
  ---------------------------------------------------------------------------------
  Neil D. Austin                      2000      221,975       0                 0
  Vice President, General             1999      216,394       0            10,000
  Counsel and Secretary               1998      205,277       0            10,000
  ---------------------------------------------------------------------------------
  W. Craig Burns                      2000      200,527       0            50,000
  Vice President, Chief               1999      133,261       0            25,000
  Financial Officer and Treasurer     1998      126,344       0            20,000
  ---------------------------------------------------------------------------------

(1) Amounts shown in the "Salary" column include payments under the:

   o Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers whose participation in the Company's 401(K) savings plans may be limited by applicable Internal Revenue Service regulations;
   o Checkpoint Systems, Inc. Employee Stock Purchase Plan;
   o Checkpoint Systems, Inc. Deferred Compensation Plan for certain executives. The Deferred Compensation Plan is a flexible premium variable life insurance program which consists solely of participant deferrals. The administrative costs of the Plan are paid by the Company and are less than $30,000 in total. Each of the above named executives participates in the Plan.

(2) Options reflected in the "Awards/Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992), described under the caption "Compensation and Stock Option Committee Report on Executive Compensation."

The table above does not include columns for Restricted Stock Awards, Long-Term Incentive Plan Payouts, Other Annual Compensation and All Other Compensation. Checkpoint had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer. Amounts reportable as All Other Compensation are reported in the "Salary" column.

Stock Option Awards in 2000

The table below shows stock option grants to the Company's Chief Executive Officer and named executive officers in 2000.


                       Option Grants in Last Fiscal Year

------------------------------------------------------------------------------------------------------------
                                                                                      Potential Realizable
                          Number of                                                     Value at Assumed
                          Securities       % of Total                                 Annual Rates of Stock
                          Underlying     Options/SAR's                                 Price Appreciation
                        Options/SAR's      Granted to     Exercise or                For Option Term (2)(3)
                           Granted        Employees in     Base Price    Expiration  ----------------------
         Name              (#) (1)        Fiscal Year      ($/Share)        Date        5% ($)   10% ($)
------------------------------------------------------------------------------------------------------------
  Kevin P. Dowd                 0                  0            0               N/A          0          0
------------------------------------------------------------------------------------------------------------
  William J. Reilly             0                  0            0               N/A          0          0
------------------------------------------------------------------------------------------------------------
  Michael E. Smith              0                  0            0               N/A          0          0
------------------------------------------------------------------------------------------------------------
  Neil D. Austin                0                  0            0               N/A          0          0
------------------------------------------------------------------------------------------------------------
  W. Craig Burns           17,634              6.5190         7.75       04-24-2010     85,947    217,806
                           32,366             11.9652         7.75       10-24-2010    157,750    399,769
------------------------------------------------------------------------------------------------------------

(1) The top figure, where applicable, reflects an incentive stock option and the bottom figure(s) reflects a non-incentive stock option. Under the Checkpoint Systems, Inc. Stock Option Plan (1992) options granted prior to July 23, 1997 are exercisable immediately (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934). The term of the incentive stock options is ten years and the term for non-incentive stock options is ten years and six months. In July 1997, the Compensation and Stock Option Committee declared that all options issued under the Company's Stock Option Plan
    (1992) on or after July 23, 1997 to persons with the title of vice president or above were to vest over a period of three years at a rate of 33% per year. Options issued to persons with a title other than vice president or above are to vest over a period of two years at a rate of 34% upon the first anniversary of the grant, 33% upon 18 months after the anniversary date; and 33% upon the second anniversary date.
(2) Represents a gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share.
(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

The table below shows stock option exercises and the value of unexercised stock options held by the Company's Chief Executive Officer and the named executive officers.

     Aggregated Option Exercises in 2000 and Fiscal Year-End Option Values

--------------------------------------------------------------------------------------------------
                                                                   Number of
                                                                   Securities          Value of
                                                                   Underlying         Unexercised
                                                                  Unexercised        In-the-Money
                                                                 Options/SAR's       Options/SAR's
                                                                At FY-End(#)(2)     At FY-End($)(3)
                              Shares Acquired on      Value       Exercisable/       Exercisable/
           Name                  Exercise (#)        ($)(1)      Unexercisable       Unexercisable
--------------------------------------------------------------------------------------------------
  Kevin P. Dowd                     50,000           22,000     606,667/113,333             0/0
--------------------------------------------------------------------------------------------------
  William J. Reilly, Jr.                 0                0      296,667/58,333             0/0
--------------------------------------------------------------------------------------------------
  Michael E. Smith                       0                0      276,667/58,333             0/0
--------------------------------------------------------------------------------------------------
  Neil D. Austin                                                  130,001/9,999        79,800/0
--------------------------------------------------------------------------------------------------
  W. Craig Burns                         0                0       59,168/73,332             0/0
--------------------------------------------------------------------------------------------------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.
(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.
(3) The first number represents the value based on the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

                             Employment Agreements

In March 1999, the Company renewed and amended the original Employment Agreements of Messrs. Reilly and Smith for an additional term of two years terminating July 2001. The Agreements for Messrs. Reilly and Smith state that upon termination of employment, in certain circumstances, the executive would be entitled to severance pay for a period of eighteen months base salary plus health insurance benefits during such period. If a change-of-control of the Company should take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of the executive should change, the executive could receive severance payments under the Agreement.

In March 1999, the Company amended Mr. Dowd's Employment Agreement to provide for amended "change-in-control" definitions and related items.

In July 1998, the Company entered into a three year Employment Agreement with Mr. Dowd, who is also a Director of the Company which expires July 2001. Mr. Dowd's agreement states that should employment terminate, in certain circumstances, Mr. Dowd would be entitled to severance pay of twenty-four months of base salary. Should a change-in-control of the Company take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of Mr. Dowd should change, in conjunction with a change-of-control then he could receive severance payments under the Agreement of thirty-six months of base salary.

In May 1999, the Company renewed and amended the original Employment Agreements of Mr. Austin for an additional term of two years terminating July 2001. The Agreement for Mr. Austin states that upon termination of employment, in certain circumstances, the executive would be entitled to severance pay for a period of twelve months base salary plus health insurance benefits during such period. If a change-of-control of the Company should take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of the executive should change, the executive could receive severance payments under the Agreement.

In August 2000, the Company entered into a two year Employment Agreement with Mr. Burns. The term of the agreement is for two years terminating in August 2002. The Agreement for Mr. Burns states that upon termination of employment, in certain circumstances, the executive would be entitled to severance pay for a period of eighteen months base salary plus health insurance benefits during such period. If a change-of-control of the Company should take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of the executive should change, the executive could receive severance payments under the Agreement.

Each Agreement identified above provides for a two-year non-compete period by the executive beginning on the date of termination of employment from the Company.

Mr. Dowd retired from the Company and resigned from the Board of Directors effective March 15, 2001. Mr. Smith was appointed President and Chief Executive Officer; Mr. Reilly was appointed Chief Operating Officer; and Mr. Burns was appointed Executive Vice President, Chief Financial Officer and Treasurer on March 20, 2001. Each of the above will have their employment agreements amended or restated to reflect these appointments.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION



The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation:

General

 Under the supervision of the Compensation and Stock Option Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Committee (based on a review of various analytical data secured from outside consultants) believes to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the shareholders. Both types of compensation are variable and are closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth, long-term profitability and shareholder value.

 In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual compensation plan for each of the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contributions, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

 The Committee also reviews and fixes the base salary of the Chief Executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For 2000, Mr. Dowd's compensation was formulated by the Committee based on these factors and that continued advancements in technology and market penetration including expansion of the Company's product lines, combined with the integration of the Meto acquisition, would be required in 2000 for the long-term benefit of the Company. Mr. Dowd's salary and incentive program was approved by unanimous vote of the Board of Directors (with Mr. Dowd abstaining). Mr. Dowd's base salary for the fiscal year 2000 was set at $500,000. Mr. Dowd was given the right to participate in the 2000 Bonus Plan (see below). Mr. Dowd's targeted percentage was 160% and adjusted based on earnings per share growth. Mr. Dowd did not receive a payment under the 2000 Bonus Plan for the fiscal year 2000.

 While the targeted earnings per share growth plan was not achieved for 2000, the Company did substantially complete the integration of Meto AG, creating a new platform for the Company as a global designer, manufacturer and marketer of identification and security products.

Long Term Compensation

 In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's 2000 Bonus Plan, discretionary management bonuses and the Stock Option Plan.

 For 2000 the Board of Directors approved the 2000 Bonus Plan. The 2000 Bonus Plan provides for a Bonus Pool to be formed when earnings per share ("EPS") increases over a defined target. The Bonus Pool is then apportioned among four
(4) groups of employees; corporate officers; vice presidents, middle management and front line employees. Each group has a targeted bonus percentage assigned which is adjusted, depending on the percentage increase or decrease over the targeted EPS growth. Other than for Messrs. Dowd, Reilly, Smith and Burns, whose bonuses are determined solely on the basis of financial performance of the Company, all participants will have a percentage of their bonuses determined by individual performance. No Bonus Pool will be formed unless 2000 EPS attains a specified level. The specified minimum target for EPS was not attained for the fiscal year 2000 and therefore no bonuses were paid. No discretionary bonuses were paid for the fiscal year 2000. The 2001 Bonus Plan is also based on EPS targets with adjustments depending on the percentage increase or decrease over the targeted EPS growth. All participants will have bonuses determined solely on the financial performance of the Company.

 In order to provide incentives to employees over the longer term, the Company maintains the Stock Option Plan (1992) ("Stock Option Plan"). At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Stock Option Plan. Under the Stock Option Plan, as most recently approved by the Shareholders at the 1997 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options as set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 12,000,000; 1,473,029 remain available for grant thereunder as of March 21, 2001. The Committee believes that the Stock Option Plan has been well received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company.

 Stock option awards under the Stock Option Plan typically are granted annually. In fixing the grants of stock options to the individual senior management group during 2000, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements and anticipated contributions of each of the senior management group and information on previous awards under the Stock Option Plan. Any awards to the Chief Executive Officer are fixed separately by the Committee and are based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

 The Committee believes that its past grants of options and the Profit Incentive Plan have successfully focused the Company's senior management on building profitability and shareholder value.


COMPENSATION AND STOCK OPTION COMMITTEE

Alan R. Hirsig, Chairman
Roger D. Blackwell

                            AUDIT COMMITTEE REPORT


The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding management's conduct of the Company's financial reporting policies and processes, system of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct. The Audit Committee consists solely of independent and financially literate Directors of the Board. The Audit Committee has satisfied its responsibilities, which are outlined in a formal written charter, a copy of which is included as Annex B to this proxy statement. Fees for the last fiscal year ended December 31, 2000 were: Audit -- $1,325,000; Design and Implementation of Financial Information Systems -- $0; and Other (primarily tax) -- $1,297,000.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the Company's management and independent auditors. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered whether the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10K for the year ended December 31,2000 to be filed with the Securities and Exchange Commission.


AUDIT COMMITTEE

Richard J. Censits, Chairman
David W. Clark, Jr.
Roger D. Blackwell

                            STOCK PERFORMANCE GRAPH


The following graph assumes the investment of $100 in Checkpoint Systems, Inc. Common Stock on December 29, 1995, the Center for Research in Security Prices Index ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NYSE/AMEX/NASDAQ Electronic Components and Accessories.

                               [GRAPHIC OMITTED]

                      Checkpoint    NYSE Stock    NYSE Elect
                      ----------    ----------    ----------
           1995           100           100           100
           1996         129.7         123.1         152.7
           1997          87.2         154.0         160.3
           1998          63.2         194.6         244.7
           1999          49.3         243.4         463.5
           2000          40.2         219.0         376.8

              SUBMISSION OF PROPOSALS FOR THE 2001 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2002 Annual Meeting, the proposal must be received at the Company's offices no later than December 7, 2001.

In connection with the Company's 2001 Annual Meeting, if the shareholders' notice is not received by the Company on or before February 19, 2002, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.


                             COST OF SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodian's reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.


                          ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K as filed with the SEC, on written request. Written request should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.



                                          By Order of the Board of Directors


                                          Neil D. Austin
                                          Vice President, General Counsel
                                          and Corporate Secretary

Checkpoint Systems' Shareholder Direct Service provides timely information about corporate financial results and other matters of interest to shareholders. Through this service, you can hear recorded summaries of major news developments at Checkpoint Systems, including quarterly earnings releases, and request copies of our financial documents by fax or mail.

This service is available 24 hours a day, seven days a week. We hope you will use the service to stay informed about important developments at Checkpoint Systems. The toll free number is: 877-CKP-NEWS or 877-257-6397.

Please also visit our new enhanced Financials section of our corporate web site at: www.checkpointsystems.com. This site will include updated stock quotes and charts, historical closing price information, archived SEC filings, and the ability to receive our news and earnings releases automatically via e-mail.

                 DIRECTIONS TO THE LOEWS HOTEL OF PHILADELPHIA
                              1200 Market Street
                          Philadelphia, Pennsylvania


From the North
--------------
Follow I-95 South to Exit 17 (Central Philadelphia). Follow signs for I-676 West. Follow I-676 West one mile to the Broad Street exit. At the end of the ramp, make your first Left onto Vine Street. Continue to the 3rd light, 12th Street, and turn Right onto 12th. Continue approximately 5 blocks through the intersection of 12th & Market. The Valet parking will be on your right hand side.

From the South
--------------
Follow 95 North to Exit 17 (Central Philadelphia, Left Exit). Follow signs for I-676 West. Follow 676 West for one mile to the Broad Street Exit. At the end of the ramp, make your first left onto Vine Street. Follow Vine Street to the 3rd light, 12th Street, make a right onto 12th Street. Proceed approximately 5 blocks to the intersection of 12th & Market. The Valet parking will be on your right hand side.

From the NJ Turnpike
--------------------
Follow the NJ Turnpike South to Exit 4 (Camden/Philadelphia). Follow 73 North to 38 West to 30 West. Follow signs for Benjamin Franklin Bridge. Staying in center lane, follow signs for Vine Street/Local Traffic. Follow Vine Street to 12th Street. Turn Left onto 12th Street. Continue approximately 6 blocks passing the Convention Center. Cross Market Street and you will see the Entrance to the Valet Parking on your Right.

From the West
-------------
Follow 76 East to Exit 38/I-676 East. Continue on I-676 East to the Broad Street Exit. Follow signs for Vine Street/Local Traffic. Continue on Vine to the 3rd light, 12th Street. Turn Right onto 12th Street and continue past the Convention Center. Proceed through the intersection of 12th & Market Street and Valet Parking will be on your right hand side.

APPENDIX A

                       PROPOSAL TO APPROVE THE AMENDMENT
                               OF THE COMPANY'S
                        EMPLOYEES' STOCK PURCHASE PLAN


     In 1984, the Company adopted its Employees' Stock Purchase Plan (the "Plan"). The Plan was amended and restated in 1987. At a meeting held on February 22, 1995, the Board of Directors approved a proposal to amend and restate the Plan, subject to the approval of the Company's shareholders. The Company's shareholders approved the amended and restated plan at the annual shareholders meeting in April 1995.

     The Board of Directors believes that the Plan has proven valuable in encouraging stock ownership by the Company's employees. Its purposes in amending and restating the Plan in 1995 were to extend the duration of the Plan through the Company's 2000 fiscal year, and to conform the Plan to the requirements of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act"), in order that certain transactions under the Plan by the Company's officers will be exempt from the operation of Section 16(b) of the Exchange Act. At a meeting on December 28, 2000, the Board of Directors approved a proposal to extend the termination date of the Plan to December 31, 2005, subject to the approval of the Company's shareholders.

     The primary terms of the Plan, as amended, are as follows:

     1. Administration. The Plan is administered by the Senior Vice President-Operations of the Company. Pursuant to the Plan, the administrator has authority to interpret the Plan, and to prescribe rules deemed necessary to effectuate the provisions of the Plan. The administrator may delegate certain administrative functions to a custodian designated by the Company pursuant to the Plan. The custodian may be a bank, investment company, registered broker dealer or similar financial institution. The current custodian designated by the Company is Smith Barney, Inc. All expenses associated with the operation of the Plan including brokerage expenses and fees of the custodian are borne by the Company.

     2. Eligibility. All persons who have been full time employees of the Company or any subsidiary designated as a participating subsidiary for 90 days are eligible to participate in the Plan. At March 16, 1995, approximately 878 persons were eligible to participate in the Plan, of whom 468 persons were participating in the Plan. An eligible employee may elect to participate in the Plan as of the first day of any month by executing and delivering to the Company, not less than thirty days in advance of his proposed entry date, a Stock Purchase and Payroll Deduction Agreement.

     3. Term. The Plan became effective in 1984 and, unless the Plan is sooner terminated at the option of the Company, will continue in operation until December 31, 2005.

     4. Payroll Deductions; Matching Contribution. A participating employee may elect to have not less than $4.00 nor more than $60.00 deducted from his weekly pay on an after tax basis and have such amount applied to the purchase of the Company's common stock. The Company makes a matching contribution to each participant's account in an amount equal to 40% of the first $20.00 deducted from an employee's pay, 25% of the next $20.00 deducted, and 20% of any amount deducted in excess of $40.00, up to the $60.00 limit. Not later than the tenth day of each month, all sums deducted from employees' pay in the preceding month as well as the Company's matching contributions are remitted to the custodian for investment in the Company's common stock.

     5. Purchase of Common Stock. Not later than the last day of each month in which the custodian has received payment in full of all payroll deductions and matching contributions, the custodian will use the funds in its possession to purchase the Company's common stock, in open market transactions at prevailing market prices. Common stock purchased by the custodian is held in the custodian's name and allocated to the accounts of the participants pro rata.

     6. Withdrawal of Common Stock. Common Stock purchased by the custodian shall be allocated to each participant's account, provided that a participant may request the custodian to cause certificates for the participant's shares to be issued in the participant's name and delivered to him. Participants who are subject to Section 16 of the Exchange Act must agree not to sell shares withdrawn from the Plan for six months following withdrawal.

     7. Withdrawal of Participant. A participant may withdraw from the Plan at any time, and shall be deemed to have withdrawn from the Plan upon the termination of his employment for any reason. Upon a participant's withdrawal, at the participant's request, the custodian shall deliver to the withdrawing participant a certificate or certificates for the shares of common stock allocated to the participant by the custodian, together with a cash payment for any fractional share or any amount deducted from the participant's pay and not yet invested in common stock. A participant who withdraws from the Plan may not thereafter participate in the Plan for a period of six full calendar months from the effective date of his withdrawal.

     8. Amendment. The Plan may be amended from time to time by the Board of Directors, provided that shareholder approval is required for any change which would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan. Neither the amendment of the Plan nor its termination shall impair the rights of participants in the Plan to receive shares allocated to their respective accounts, as well as any payroll deductions not yet invested in common stock.

     9. Tax Consequences. Generally, a participant will recognize income at the time shares of common stock are allocated to his account in an amount equal to the excess, if any, of the fair market value of the common stock so allocated at the time allocated over the amount paid by the participant for the purchase of such common stock. The amount so taxed, if any, will be added to the participant's basis in the shares acquired. The Company will be entitled to deduct as compensation expense all income so recognized by participating employees.

     The foregoing description of the Plan is qualified in its entirety by reference to the Plan which is attached as Appendix C to this Proxy Statement and incorporated herein by reference.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S EMPLOYEES' STOCK PURCHASE PLAN. A majority of a quorum shall be the number of votes necessary to carry this proposal.

APPENDIX B


                           CHECKPOINT SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER


Mission Statement
-----------------

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Checkpoint Systems, Inc. (the "Company") will assist the Board in fulfilling its oversight responsibilities. The Committee will monitor the financial reporting policies and process, the system of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board, management, and the internal and external auditors.


Structure
---------

The Committee is appointed by the Company's Board annually or more often as required. The Committee will be comprised of no fewer than three independent outside directors. All members shall have a working familiarity with basic finance and accounting practices and at least one member of the committee shall have expertise in accounting or related financial management. The Committee will meet at a minimum of twice annually and special meetings will be called, as circumstances require. In addition, the Committee will meet with the independent accountants and management at least quarterly to review the Company's financials consistent with the interim financial reporting section below. The Committee will report its activities and recommendations to the Board.


Primary Responsibilities
------------------------

The primary responsibility for the Company's accounting, financial reporting and control lies with management. It is the responsibility of management to establish, direct, manage and maintain appropriate systems for accounting and internal controls; it is the responsibility of the independent public accountant to plan and carry out a proper audit. The Board has oversight responsibility for management and the Committee is established to assist the Board with this responsibility.


Audit Plans
-----------

The Committee will review with the independent public accountants their annual external audit plans. The Committee will review with the internal auditor the annual internal audit plan. The Committee will discuss with the independent public accountant and internal audit the steps planned to review the Company's system of internal controls.

Other Auditors
--------------

The Committee will inquire as to the extent to which independent public accountants other than the principal auditors are to be used and understand the rationale for using them. The Committee will require that their audits be coordinated with that of the principal auditors and that an appropriate review of their work be performed by the principal auditor to the extent deemed necessary for the opinion of the Company's principal auditors.

Officer Expenses and Perquisites
--------------------------------
The Committee will review the policies and procedures to approve officers' expenses and perquisites, and inquire of the independent public accountants and internal auditor as to exceptions.


Selection of an Independent Public Accountant
---------------------------------------------
o The independent public accountant has ultimate accountability to the Board.

o The Board has ultimate responsibility for selection of the independent public accountant.

o The Committee has responsibility for ensuring the independent public accountant periodically submits a formal written statement delineating all relationships between the auditors and the Company, and reviewing and discussing with the Board, if necessary, any relationships between the independent public accountant and the Company or any other relationships that may adversely affect the independence of the independent public accountant.

Significant Accounting Issue
----------------------------
Management will be required to advise the Committee when it seeks a second opinion on a significant accounting issue or when it desires to implement any material change in an existing accounting policy.

Areas Requiring Special Attention
---------------------------------
The Committee will instruct the independent public accountant and internal auditors to advise the Committee if there are any special areas that require special attention.


Post Audit Review
-----------------
o The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that have a material impact on the financial statements.

o The Committee will inquire of management and the independent public accountant if there were any significant financial reporting issues discussed during the accounting period and if so how they were resolved.

o The Committee will meet privately with the independent public accountants to discuss various financial matters, including the quality of the financial and accounting personnel and the internal staff.

o The Committee will discuss with management and the independent public accountants the substance of any significant issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments and how such matters are reflected in the Companies financial statements.

o The Committee will review with management the MD&A section of the annual report.

Interim Financial Statement Review
----------------------------------
o The Committee will discuss with management and the independent public accountants the extent of the independent public accountants involvement, the consistent application of generally accepted accounting principles, the adequacy of financial statement disclosures, and the consistency of the interim statements with the annual audited financial statements.

Other Responsibilities
----------------------
o Discuss with management the effectiveness of the system for monitoring compliance with laws and regulations.

o Review the procedures for monitoring compliance with the code of conduct.

o Review and update the Audit Committee Charter and receive approval of changes from the Board.

APPENDIX C

                           CHECKPOINT SYSTEMS, INC.
                    AMENDED EMPLOYEES' STOCK PURCHASE PLAN

     1. Purpose of the Plan. The purpose of the Checkpoint Systems, Inc. Employees' Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible employees of Checkpoint Systems, Inc. (the "Company") and its subsidiaries to obtain an ownership interest in the Company through purchase of shares of Company common stock ("shares"), by payroll deductions, as an incentive to promote the profitable growth of the Company. During the period when the Plan is in effect, the Custodian shall purchase shares on the open market for allocation to the accounts of participants in accordance with the provisions of the Plan.

     For purposes of the Plan, the term "subsidiary" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which is (i) a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision hereafter enacted, and (ii) which is designated as a participating subsidiary by the Company's Board of Directors.

     2. Term of the Plan. The operation of this Plan shall commence on the date fixed by the Company and shall terminate on December 31, 2005 unless terminated by the Company prior to such date. The Company's fiscal year is a 52- or 53-week period ending each year on the last Sunday of December.

     3. Custodian. The Company shall be the Custodian for the Plan, unless the Company shall, in its discretion, select a bank, investment company, registered broker-dealer or similar financial institution to be the Custodian.

     4. Eligibility Requirements. Any full-time employee of the Company or a subsidiary who has been a full-time employee continuously for 90 or more days shall be eligible to participate in the Plan. Any employee may join the Plan on the first day of any month during the Company's fiscal year (the "entry date"), provided he (i) submits to the Senior Vice President--Operations of the Company a properly completed and executed Stock Purchase and Payroll Deduction Agreement no later than 30 days prior to the proposed entry date, and (ii) qualifies as an eligible employee of such entry date. The Company may establish a shorter time period in the case of inception of the Plan.

     5. Stock Purchase and Payroll Deduction Agreement. An employee wishing to purchase shares pursuant to the Plan shall complete and execute a Stock Purchase and Payroll Deduction Agreement (the "Purchase Agreement"). A participant may specify as the amount to be deducted from his compensation an amount which may not exceed $60.00 per week and which may not be less than $4.00 per week. A participant may increase or decrease the amount to be deducted from his compensation as of the first day of any month by delivering, to the Senior Vice President--Operations of the Company, a written amendment to his Purchase Agreement at least thirty days prior to the first day of the month in which the change is to take effect.

     6. Payments to Custodian; Company Contributions. The Company or subsidiary by whom the participant is employed will pay to the Custodian, on behalf of each employee participating in the Plan (i) the total of all amounts withheld from each participant's compensation for each month pursuant to the provisions of Section 5 above, and (ii) in addition, as an employer contribution for each employee who is a participant in the Plan on the first day


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

of the succeeding calendar month, the following percentages of the amounts paid to the Custodian each week on behalf of each participant pursuant to clause
(i): (a) 40% of the first $20.00 paid each week to the Custodian on behalf of the participant, (b) 25% of the amount so paid each week in excess of $20.00 but not in excess of $40.00 and (c) 20% of the amount so paid each week in excess of $40.00 but not in excess of $60.00. Such payments shall be paid to the Custodian within the first ten days of the calendar month next succeeding the calendar month in which such withholdings occurred. In the discretion of the participant's employer, such payments may be made in one or more installments.

     7. Duties of Custodian; Stock Purchase Accounts. The Custodian will hold as a custodian all funds received by it under the Plan and, until delivery thereof to the participants hereunder, all of the Company's shares acquired by the Custodian under the Plan. The Custodian shall establish and maintain an account in the name of each participant to which shall be credited all amounts deducted from the participant's compensation, together with the employer's matching contributions under Section 6 above. No interest will be paid by the Custodian on funds at any time held by it hereunder.

     The Custodian may rely on all orders, requests, and instructions with respect to the Plan given in writing and signed by the Senior Vice President--Operations, and the Custodian shall not be liable to any person for any action taken in accordance therewith. The Custodian may impose reasonable terms and conditions incident to the handling of a participant's account under the Plan.

     8. Purchase of Shares. Not later than the last business day of the month in which the Custodian shall have received from the Company (and any subsidiary which has been designated for participation in the Plan) payment in full of the payroll deductions and Company and subsidiary contributions for the preceding month, pursuant to Section 6 above, but subject to the withdrawal provisions of
Section 11, the Custodian will apply the funds then in its custody to the purchase, at prevailing market prices, of the number of whole common shares which can be purchased with such funds.

     All purchases of shares will be made in the name of the Custodian or its nominee. Any funds which are less than the price of one share and not expended by the Custodian shall be retained by the Custodian and added to the funds available during the following month, except that any funds remaining unexpended at the termination of the Plan shall be proportionately allocated to the accounts of the participants included in the final payment to the Custodian.

     As of the last business day of each month, the shares purchased during the month with the funds received by the Custodian under the Plan shall be credited pro rata (to the nearest one-thousandth of a share) to the accounts of the participants in the Plan in accordance with their respective interest in such funds as of the past preceding calendar month.

     9. Transfer of Shares to Participants. Upon the written request of a participant, a certificate in the participant's name for the full number of shares in such participant's account shall be transferred by the Custodian out of its name into the name of the participant, and a certificate evidencing such shares shall be issued in the name of, and delivered to, the participant. With respect to a written request of a participant who is an executive officer of the Company subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), such request shall be accompanied by such participant's written undertaking not to sell the shares withdrawn for a period of six months following such withdrawal, and the certificate evidencing such shares shall bear a legend reflecting such transfer restriction. At the request of the participant, such shares may be registered jointly in the names of the participant and another person.

     10. Shares Retained by the Custodian. Accumulations of whole shares not previously transferred to participants under Section 9 shall be held by the Custodian for the account of the participant entitled thereto, but all rights accruing to an owner of record of such shares shall belong to and be vested in the participant for whose account such shares are being held, including the right to receive any and all dividends payable in respect of such shares whether in cash, shares or otherwise, and the right to receive all notices of shareholders' meetings and to vote thereat to the same extent as if such shares were held in street named by a member firm of the New York Stock Exchange.

     Dividends received by the Custodian with respect to shares which have not been allocated to the accounts of participants or which have been allocated to the accounts of participants in less than whole shares shall be allocated at the time the shares are allocated to such accounts in accordance with the respective interests of the participants in such shares at the time of such allocation. Shares which have not been allocated to the accounts of participants or which have been allocated to the accounts of participants in less than whole shares shall not be voted by the participants or the Custodian.

     11. Withdrawal from the Plan. Any participant who for any reason ceases to be a full-time employee of the Company and any subsidiary shall be deemed to have withdrawn from the Plan on the date on which such termination of employment occurs. In addition, any participant may voluntarily withdraw from the Plan, effective as of the first day of any month by delivery of written notice to the Senior Vice President--Operations of the Company (or other person designated by the Company) no later than 30 days prior to the date on which the withdrawal is to be effective. A participant who has withdrawn from the Plan may not thereafter re-join the Plan until the expiration of six (6) full calendar months from the effective date of his withdrawal.

     Upon withdrawal from the Plan, a participant may request the Custodian to deliver to him all whole shares held by the Custodian which have been allocated to his account as of the close of the calendar month preceding the month in which his termination of employment occurs (or as of the close of the second calendar month preceding the month of the effective date of withdrawal) together with the cash value, equal to the mean between high and low sale prices as of the last business day of such calendar month, of any fractional shares then allocated to his account.

     A withdrawing participant who requests delivery of his shares shall also receive, in case, the amount of any funds allocated to his account as a result of payroll deductions during the month in which his employment is terminated and during the preceding calendar month (or, in the case of withdrawal, during the time period subsequent to the close of the second calendar month preceding the month of the effective date of withdrawal and prior to the effective date of withdrawal), without increase by reason of any employer contributions.

     If the withdrawing participant does not request delivery of his shares and other funds allocated to his account, such shares and funds shall remain in his account; in such case, the withdrawing participant shall pay the brokerage commissions, transfer taxes, and any other fees incurred upon the sale of such shares or the investment or reinvestment of such funds.

     12. Administration of the Plan. Except to the extent that responsibilities may be delegated to, and assumed by, a Custodian other than the Company, the Plan shall be administered by the Senior Vice President--Operations of the Company. His determinations as to any questions which may arise with respect to the interpretation of the provisions of the Plan shall be final, and he may prescribe such rules as he deems necessary to effectuate the provisions of the Plan.

     The Senior Vice President--Operations of the Company shall receive no additional compensation for serving as administrator of the Plan.

     13. Expenses. Brokerage expenses, the charges of a Custodian other than the Company, and all costs of maintaining records and executing transfers with respect to shares acquired under the Plan shall be borne by the Company.

     14. Withholding Taxes. All taxes subject to withholding which are payable with respect to Company or participating subsidiary contributions hereunder shall be deducted from the participants' compensation and shall not reduce contributions hereunder.

     15. Statement of Account. Not less frequently than annually, the Custodian shall distribute to each participant a statement of his account. The statement shall include (i) the total number of shares allocated to the participant's account which are in the custody of the Custodian and (ii) the number of shares purchased for the account of the participant, and the purchase prices thereof, for the period covered by the statement.

     16. Government Regulations. The Plan and the transactions with respect to shares pursuant thereto are subject to all applicable rules and regulations of state and federal law and to such approval of governmental agencies as may be required.

     17. Termination or Amendment of the Plan. The Plan may be amended from time to time by the Board of Directors, provided that shareholder approval shall be required for any change which would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements for participation in the Plan. The Company may terminate the Plan at any time. No termination or amendment shall impair the rights of any participant under the Plan to receive any shares which have been allocated to his account, together with the amount of any payroll deductions which have not been applied to the purchase of shares. Upon termination of the Plan, any cash or shares remaining in the possession of the Custodian after satisfaction of the above rights of participants shall belong to the Company.

APPENDIX D                  CHECKPOINT SYSTEMS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 3, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints Neil D. Austin and W. Craig Burns, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, May 3, 2001, at 10:00 a.m., at the Loews Hotel of Philadelphia, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE /X/

1. ELECTION OF CLASS I DIRECTORS

     / / FOR all of the nominees for Class I Director listed, except as marked to the contrary below)

     / / WITHHOLD AUTHORITY To vote for all nominees
                     NOMINEES: R. Keith Elliott          William P. Lyons, Jr.
                     For, except vote withheld from the following nominee:

                     --------------------------------------------------------

2. To amend the Company's existing Employee Stock Purchase Plan to extend the duration of the Plan to December 31, 2005.

                 / / FOR     / / AGAINST     / / ABSTAIN

3. To vote on such other business as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS I DIRECTORS.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

                 (Continued and to be Signed on Reverse Side)

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.

                                  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                  SIGNATURE(S)                       DATE
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                                  SIGNATURE(S)                       DATE
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